Exhibit 10.2
AMENDMENT TO EMPLOYMENT AGREEMENT

This Amendment to the Executive Employment Agreement (the "Amendment") is made and entered into as of May 10, 2024, by and between Avalo Therapeutics, Inc., a Delaware Corporation (the "Company"), and Paul Varki ("Executive").

WHEREAS, the Company and Executive entered into an Executive Employment Agreement dated May 6, 2024 (the "Agreement"); and

WHEREAS the Company and Executive wish to amend the Agreement to modify the start date of Executive's employment.

NOW, THEREFORE, in consideration of the mutual covenants and promises herein contained, the parties agree to amend the Agreement as follows:

1.Amendment to Start Date
Section 3 of the Agreement is hereby amended by deleting the current start date of "May 20, 2024," and replacing it with the new start date of "June 24, 2024."

2.Continued Effectiveness.
Except as specifically amended by this Amendment, all other provisions of the Agreement shall remain in full force and effect. This Amendment shall be considered part of, but shall not modify or amend any other terms and conditions of, the Agreement.

3.Counterparts.
This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument.
[signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

Avalo Therapeutics, Inc.

By:	/s/ Garry A. Neil
Name:	Garry A. Neil
Title:	Chief Executive Officer
Date:	May 10, 2024

By:	/s/ Paul Varki
Paul Varki
Date:	May 10, 2024